Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Beeston Enterprises Ltd, a Nevada corporation (the “Company”), on Form 10-KSB for the year ending December 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Brian Smith, President/Treasurer/ CEO/CFO of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Brian Smith

Brian Smith, President, Treasurer, CEO, CFO

Dated:  March 31, 2008